EXHIBIT 23.2


                 INDEPENDENT AUDITORS' CONSENT


Board of Directors
Brake Headquarters U.S.A., Inc.

We consent to the incorporation by reference in Registration Statement
No. 333-12821 of Brake Headquarters U.S.A., Inc. on Form S-8 of our report dated March 19, 1997, appearing in this Annual Report on Form 10-K of Brake Headquarters U.S.A., Inc. for the year ended December 31, 1996.



                                         DELOITTE & TOUCHE LLP

Stamford, Connecticut
April 3, 1997